Exhibit 99.1

RadiSys Reports Better Than Expected Second Quarter Results, Provides Outlook Including Newly Acquired Continuous Computing

  Exceeded Expectations with Revenue of $79.9 Million, GAAP EPS of 1 Cent and Non-GAAP EPS of 18 Cents
  Closed Acquisition of Continuous Computing on July 8th and Appointed Mike Dagenais as Chief Executive Officer
  Expect High Growth, High Gross Margin Next Generation Communications Networks Revenues to Grow from 40% in the Second Quarter of 2011 to Over Two-Thirds of Total Revenues in 2012

HILLSBORO, Ore.--(BUSINESS WIRE)--July 28, 2011--RadiSys® Corporation (NASDAQ: RSYS), a leading provider of innovative embedded platforms, software and services for next-generation communications, medical, aerospace and defense networks, announced revenues for the second quarter of $79.9 million, up $4.8 million compared to the same quarter in the prior year. Next Generation Communications Networks revenue was $32.2 million, up 12.5% from the same quarter in the prior year and now is 40% of total revenue. Second quarter GAAP net income was $0.2 million or $0.01 per diluted share and non-GAAP net income was $4.7 million or $0.18 per diluted share. Non-GAAP results exclude the impact of amortization of acquired intangible assets, stock-based compensation expense, restructuring charges and acquisition related charges.

Commenting on the second quarter results and the close of the acquisition, Mike Dagenais, RadiSys’ new Chief Executive Officer stated, “We delivered strong second quarter financial results that exceeded both our revenue and earnings expectations, while working to close the acquisition of Continuous Computing. The Next Generation Communication revenue momentum from both companies will continue to drive our market leadership in ATCA, media server and Trillium software products.”

Acquisition of Continuous Computing

The acquisition of Continuous Computing, which closed on July 8, 2011, positions RadiSys as a global market leader in embedded hardware and software for communications networks delivering unmatched scope, scale, product breadth and expertise. The acquisition accelerates the Company’s strategy to deliver differentiated platforms and solutions and brings to RadiSys the highly complementary Trillium Software and professional services offerings. Continuous Computing also brings expansion into additional high growth markets, such as LTE, Femto / Small Cell Wireless and Deep Packet Inspection, with many new customers, creating meaningful customer diversification. The acquisition benefits the combined Company’s customers by providing a broader set of technologies and solutions, including a combined set of ATCA platforms and software solutions that are now developed and supported by a global team with greater scale and capability.

The acquisition also brings a new combined leadership team to RadiSys. Mike Dagenais, previously Continuous Computing’s President and CEO, is now RadiSys’ Chief Executive Officer. Mike brings over 25 years of experience in driving transformational change in the telecommunications industry, including prior executive and management positions at Optical Solutions, Convergent Networks, Lucent, and Nortel.

The changes to the new leadership team also include Manish Singh as RadiSys’ Chief Technical Officer, who was previously the Vice President of product line management at Continuous Computing, Amit Agarwal as RadiSys’ Vice President and General Manager of Software and Solutions Business, who was previously the Chief Operating Officer at Continuous Computing, Keate Despain as Vice President and General Manager of the Platforms Business, who has been with RadiSys since 2007 and was most recently General Manager of the Commercial business, and Mike Coward as Vice President of Strategy and Innovation, who was co-founder of Continuous Computing and was most recently Chief Technology Officer. Additionally, Brian Bronson, RadiSys’ Chief Financial Officer, assumed the additional responsibility of President. The changes complement the existing structure that includes Chris Lepiane as Vice President of Worldwide Sales and David Smith as Vice President and General Manager of the Media Server Business.

Approximately 90% of Continuous Computing’s revenues are higher gross margin Next Generation Communications Networks revenues including substantial software and professional services. The acquisition accelerates the Company’s transition into these strategic markets and is expected to meaningfully expand the Company’s non-GAAP gross margin rate, enable economies of scale and drive meaningful EPS expansion in 2012 and beyond.

Financial Outlook

The following statements are based on current expectations as of the date of this press release. These statements are forward-looking and actual results may differ materially. The Company’s expectations exclude purchase accounting adjustments related to the acquisition of Continuous Computing. The Company assumes no obligation to update these forward-looking statements.

Third Quarter 2011 Outlook

  Revenue: Third quarter revenue is projected to be between $97 and $102 million, which includes $17 to $19 million of revenues associated with the acquisition.
  Gross Margin: Third quarter non-GAAP gross margin rate is expected to be between 32% and 33%. Gross margin rate is expected to increase sequentially as a result of the acquisition.
  Operating Expenses: Third quarter non-GAAP total R&D and SG&A expenses are expected to be approximately $27 million at the midpoint of the guidance range with the sequential increase coming from the ongoing operating expenses of Continuous Computing. Acquisition-related integration and restructuring charges, not included in the guidance above, are expected to be approximately $8.2 million in the third quarter. These charges are excluded from non-GAAP expectations.
  EPS: Third quarter GAAP net loss is expected to be $0.25 to $0.20 per share. Third quarter non-GAAP EPS is expected to be between $0.13 and $0.18. Non-GAAP EPS is expected to be lower sequentially as the acquisition, while profitable on a standalone basis, included consideration of approximately 3.4 million shares and therefore will be dilutive in the third quarter. The acquisition is expected to be accretive to RadiSys’ non-GAAP earnings no later than the first quarter of 2012. These GAAP expectations assume an effective tax rate of 10% and non-GAAP expectations assume an effective tax rate of 5%.

Fourth Quarter / Full Year 2011 Outlook

  Revenue: For the full year, total Company revenues are projected to be between $345 and $355 million or up 20% to 25% over 2010, with a majority of the additional revenue coming from new customers significantly enhancing the Company’s revenue diversification.
  Gross Margin: Fourth quarter non-GAAP gross margin rate is expected to increase from the third quarter to between 34% and 35% due to higher Next Generation Communication revenues.
  Operating Expense: Fourth quarter non-GAAP total R&D and SG&A expenses are expected to be approximately $27 to $28 million. Acquisition-related integration and restructuring charges are expected to be approximately $2.5 million in the fourth quarter of 2011. These charges are excluded from non-GAAP expectations.
  EPS: 2011 non-GAAP EPS is currently expected to between $0.60 and $0.65 cents. Non-GAAP results exclude the impact of amortization of acquired intangible assets, stock-based compensation expense, restructuring charges and acquisition related charges.

Full Year 2012 Outlook

  Revenue: Total Next Generation Communication Networks revenues are expected to increase by approximately 40% from the prior year and are expected to become at least two-thirds of total Company revenues. Commercial revenues are expected to be down by approximately 25% and Legacy Communications Networks revenue is expected to continue to decline and be down up to 50% from the prior year. In total, revenues are projected to be at a similar level to revenues in 2011.
  Gross Margin: Non-GAAP gross margin rate is expected to be between 35% and 37%, with the expansion continuing to come from the Company’s transformation to higher value products.
  Operating Expense: Total Non-GAAP R&D and SG&A expenses are expected to increase by $5 to $6 million from 2011, with a full year of the additional operating expenses from the acquisition. However, this assumes an anticipated expense reduction of $8 to $10 million on an annualized basis from third quarter 2011 as a result of synergies. Acquisition related integration and restructuring charges are expected to be $4 million in 2012 and the expense is expected to be incurred in the first three quarters of 2012. These charges are excluded from Non-GAAP expectations.
  EPS: 2012 non-GAAP EPS is currently expected to between $0.80 and $0.85 cents, which represents a growth rate of approximately 30%, using the mid-point of the 2011 EPS outlook range. Non-GAAP results exclude the impact of amortization of acquired intangible assets, stock-based compensation expense, restructuring charges and acquisition related charges.

In closing, Mike Dagenais stated, “We are aggressively working to complete our integration plans in the next six to nine months, and I am very pleased with the team’s progress thus far. The combination of the two companies provides for an expanded global footprint and brings an optimal cost structure that will enable us to achieve our target non-GAAP operating income of 10% of revenue by the end of 2012. Strategically, we will be accelerating our intensity around winning new design wins that will drive our growth in 2013 and beyond and will keep our focus on being the leading provider of embedded platforms and software for next-generation communications, medical, aerospace and defense networks.”

Conference Call and Web-cast Information

RadiSys will host a conference call on Thursday, July 28, 2011 at 5:00 p.m. ET to discuss the second quarter 2011 results, the financial and business outlook for the third quarter, and to discuss further information related to the acquisition of Continuous Computing such as the timing and amount of expected significant expense synergies, the combined Company’s financial projections for 2011 and 2012, and updates on the overall integration plans.

To participate in the live conference call, dial (888) 333-0027 in the U.S. and Canada or (706) 634-4990 for all other countries and reference conference ID# 82741837. The live conference call will also be available via webcast on the RadiSys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. ET on Thursday, August 11, 2011. To access the replay, dial (800) 642-1687 in the U.S. and Canada or (706) 645-9291 for all other countries with conference ID# 82741837. A replay of the webcast will be available for an extended period of time on the RadiSys investor relations website at http://investor.radisys.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company’s business strategy, outlook guidance, expectations for the third quarter, fourth quarter, the full year of 2011 and the full year 2012, and items related to the acquisition of Continuous Computing such as certain royalty revenues, earn-out payments, expected synergies and other expense savings and operational and administrative efficiencies, revenue growth, margin improvement, accretion to earnings, financial performance, management changes and other attributes of the Company following the acquisition. Actual results could differ materially from the outlook, guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company’s dependence on certain customers and high degree of customer concentration, (b) the Company’s use of one contract manufacturer for a significant portion of the production of its products, (c) the anticipated amount and timing of revenues from design wins due to the Company’s customers’ product development time, cancellations or delays, (d) the ability of the Company to successfully integrate the business and operations of Continuous Computing and higher than expected costs of integration, (e) performance and customer acceptance of the Trillium line of products, (f) the combined Company’s financial results and performance and (g) other factors listed in the Company’s reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in RadiSys’ Annual Report on Form 10-K for the year ended December 31, 2010 and in RadiSys’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company’s investor relations web site at http://investor.radisys.com/, or at the SEC’s website at http://www.sec.gov. Although forward-looking statements help provide additional information about RadiSys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. All information in this press release is as of July 28, 2011. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense recognized as a result of the Company’s adoption of FAS 123R (now codified at FASB ASC Topic 718), (c) restructuring charges (reversals), (d) acquisition related charges, (e) integration related charges, (f) acquisition related purchase accounting adjustments, and (g) income taxes. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company’s core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About RadiSys

RadiSys (NASDAQ: RSYS) is a leading provider of innovative platforms, software and services for next-generation communications, medical, aerospace and defense networks. RadiSys' market-leading ATCA and IP Media Server platforms coupled with world-renowned Trillium ® and application software enable customers to bring high-value products and services to market faster with lower investment and risk. RadiSys solutions are used in a wide variety of applications including 3G/4G/LTE wireless voice, data and video; Deep Packet Inspection (DPI); femtocell, picocell and macrocell base stations; conferencing and Voice Quality Enhancement (VQE); and military command and control systems. For more information, visit www.radisys.com, contact info@radisys.com, or call 800-950-0044 or +1-503-615-1100.

RadiSys®, Continuous Computing® and Trillium® are registered trademarks of RadiSys.

CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts, unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues	$79,856	$75,011	$153,483	$142,318
Cost of sales:
Cost of sales	54,933	50,979	107,167	96,349
Amortization of purchased technology	1,163	1,747	2,327	3,388
Total cost of sales	56,096	52,726	109,494	99,737
Gross margin	23,760	22,285	43,989	42,581
Research and development	9,600	9,605	18,607	19,311
Selling, general and administrative	10,875	11,583	21,910	22,805
Intangible assets amortization	192	186	384	346
Restructuring and acquisition-related charges, net	2,481	(176)	2,521	25
Income from operations	612	1,087	567	94
Interest expense	(456)	(548)	(952)	(1,116)
Interest income	35	196	91	507
Other income (expense), net	(47)	42	(140)	21
Income (loss) before income tax expense (benefit)	144	777	(434)	(494)
Income tax expense (benefit)	(46)	187	(95)	(36)
Net income (loss)	$190	$590	$(339)	$(458)
Net income (loss) per share:
Basic	$0.01	$0.02	$(0.01)	$(0.02)
Diluted (I), (II)	$0.01	$0.02	$(0.01)	$(0.02)
Weighted average shares outstanding
Basic	24,334	24,104	24,341	24,025
Diluted (I), (II)	24,475	24,350	24,341	24,025

(I) For all periods presented, the computation of diluted earnings per share excludes the effects of the Company's 2013 convertible senior notes, as they are anti-dilutive.

(II) For the three months ended June 30, 2011 and 2010, the computation of diluted earnings per share includes the effects of stock options and restricted stock units. For the six months ended June 30, 2011 and 2010, the computation of earnings per share excludes the effects of stock options and restricted stock, as they are anti-dilutive.

CONSOLIDATED BALANCE SHEETS (In thousands, unaudited)

	June 30, 2011	December 31, 2010

ASSETS
Current assets:
Cash and cash equivalents	$135,632	$129,078
Accounts receivable, net	48,748	42,855
Other receivables	3,064	1,665
Inventories, net	15,954	15,178
Inventory deposit, net	7,384	6,194
Other current assets	4,170	4,612
Deferred tax assets, net	616	551
Total current assets	215,568	200,133
Property and equipment, net	9,380	9,487
Intangible assets, net	4,368	7,088
Long-term deferred tax assets, net	16,015	16,005
Other assets, net	7,916	8,215
Total assets	$253,247	$240,928

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$37,703	$29,190
Accrued wages and bonuses	6,344	6,556
Deferred income	7,275	4,424
Other accrued liabilities	12,369	12,914
Total current liabilities	63,691	53,084
Long-term liabilities
2013 convertible senior notes, net	50,000	50,000
Other long-term liabilities	534	450
Total long-term liabilities	50,534	50,450
Total liabilities	114,225	103,534
Shareholders' equity:
Preferred stock — $.01 par value, 5,664 shares authorized; none issued or outstanding	—	—
Common stock — no par value, 100,000 shares authorized; 24,358 and 24,351 shares issued and outstanding at June 30, 2011 and December 31, 2010	268,599	266,945
Accumulated deficit	(135,022)	(134,683)
Accumulated other comprehensive income:
Cumulative translation adjustments	4,995	4,739
Unrealized gain on hedge instruments	450	393
Total accumulated other comprehensive income	5,445	5,132
Total shareholders’ equity	139,022	137,394
Total liabilities and shareholders’ equity	$253,247	$240,928

CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income (loss)	$190	$590	$(339)	$(458)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,469	3,181	4,990	6,262
Inventory valuation allowance	364	283	822	817
Deferred income taxes	(138)	146	(69)	112
Non-cash interest expense	112	112	224	224
Loss (gain) on disposal of property and equipment	86	(63)	107	(385)
Loss on ARS settlement right	—	4,290	—	7,833
Gain on ARS	—	(4,296)	—	(7,854)
Stock-based compensation expense	736	1,580	2,137	3,440
Other	206	111	243	204
Changes in operating assets and liabilities:
Accounts receivable	(693)	(2,706)	(5,893)	1,746
Other receivables	(2,112)	668	(1,399)	1,485
Inventories	(1,243)	(1,552)	(997)	(756)
Inventory deposit	(403)	(725)	(1,190)	263
Other current assets	133	(325)	570	(219)
Accounts payable	598	3,244	8,513	3,197
Accrued wages and bonuses	1,088	2,078	(212)	934
Accrued restructuring	569	(1,180)	(88)	(2,198)
Deferred income	372	1,166	2,851	1,228
Other accrued liabilities	1,273	407	(777)	(582)
Net cash provided by operating activities	3,607	7,009	9,493	15,293
Cash flows from investing activities:
Acquisition of Pactolus, net of cash acquired	—	—	—	(3,385)
Proceeds from sale of auction rate securities	—	46,975	—	62,175
Capital expenditures	(1,181)	(1,036)	(2,142)	(1,873)
Restricted cash	—	(25,796)	—	(25,796)
Purchase of long-term assets	—	(2,294)	(500)	(2,569)
Proceeds from the sale of property and equipment	—	85	—	437
Net cash provided by (used in) investing activities	(1,181)	17,934	(2,642)	28,989
Cash flows from financing activities:
Restricted share cancellations and forfeitures for tax settlement	(15)	(162)	(139)	(321)
Borrowings on line of credit	—	7,581	—	13,732
Payments on line of credit	—	(21,390)	—	(37,691)
Payments on capital lease obligation	(8)	—	(8)	—
Repurchases of common stock	—	—	(1,258)	—
Proceeds from issuance of common stock	371	774	914	1,554
Net cash provided by (used in) financing activities	348	(13,197)	(491)	(22,726)
Effect of exchange rate changes on cash	63	(129)	194	(216)
Net increase in cash and cash equivalents	2,837	11,617	6,554	21,340
Cash and cash equivalents, beginning of period	132,795	110,395	129,078	100,672
Cash and cash equivalents, end of period	$135,632	$122,012	$135,632	$122,012

REVENUE BY GEOGRAPHY (In thousands, unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
North America	$23,903	$23,503	$42,949	$49,992
Europe, the Middle East and Africa (“EMEA”)	16,340	21,345	41,796	39,024
Asia Pacific	39,613	30,163	68,738	53,302
Total	$79,856	$75,011	$153,483	$142,318

North America	29.9%	31.3%	28.0%	35.1%
EMEA	20.5%	28.5%	27.2%	27.4%
Asia Pacific	49.6%	40.2%	44.8%	37.5%
Total	100.0%	100.0%	100.0%	100.0%

REVENUE BY PRODUCT GROUP (In thousands, unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Next Generation Communications Networks Products	$32,171	$28,591	$62,529	$59,236
Legacy/ Traditional Communications Networks Products	29,472	26,488	52,994	46,498
Total Communications Networking Products	61,643	55,079	115,523	105,734
Medical Products	5,742	9,319	12,844	16,335
Other Commercial Products	12,471	10,613	25,116	20,249
Total Commercial Products	18,213	19,932	37,960	36,584
Total Revenues	$79,856	$75,011	$153,483	$142,318

Next Generation Communications Networks Products	40.3%	38.2%	40.8%	41.6%
Legacy/ Traditional Communications Networks Products	36.9%	35.3%	34.5%	32.7%
Total Communications Networking Products	77.2%	73.5%	75.3%	74.3%
Medical Products	7.2%	12.4%	8.4%	11.5%
Other Commercial Products	15.6%	14.1%	16.3%	14.2%
Total Commercial Products	22.8%	26.5%	24.7%	25.7%
Total Revenues	100.0%	100.0%	100.0%	100.0%

RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES (In thousands, except per share amounts, unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
GROSS MARGIN:
GAAP gross margin	$23,760	$22,285	$43,989	$42,581
(a) Amortization of acquired intangible assets	1,163	1,747	2,327	3,388
(b) Stock-based compensation	170	202	355	446
Non-GAAP gross margin	$25,093	$24,234	$46,671	$46,415
RESEARCH AND DEVELOPMENT:
GAAP research and development	$9,600	$9,605	$18,607	$19,311
(b) Stock-based compensation	(293)	(297)	(606)	(708)
Non-GAAP research and development	$9,307	$9,308	$18,001	$18,603
SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$10,875	$11,583	$21,910	$22,805
(b) Stock-based compensation	(273)	(1,081)	(1,176)	(2,286)
Non-GAAP selling, general and administrative	$10,602	$10,502	$20,734	$20,519
INCOME FROM OPERATIONS:
GAAP income from operations	$612	$1,087	$567	$94
(a) Amortization of acquired intangible assets	1,355	1,933	2,711	3,734
(b) Stock-based compensation	736	1,580	2,137	3,440
(c) Restructuring and acquisition-related charges, net	2,481	(176)	2,521	25
Non-GAAP income from operations	$5,184	$4,424	$7,936	$7,293
NET INCOME (LOSS)
GAAP net income (loss)	$190	$590	$(339)	$(458)
(a) Amortization of acquired intangible assets	1,355	1,933	2,711	3,734
(b) Stock-based compensation	736	1,580	2,137	3,440
(c) Restructuring and acquisition-related charges, net	2,481	(176)	2,521	25
(d) Income tax effect of reconciling items	(78)	(40)	(116)	(88)
Non-GAAP net income	$4,684	$3,887	$6,914	$6,653

GAAP weighted average shares (diluted)	24,475	24,350	24,341	24,025
Dilutive equity awards included in Non-GAAP
earnings per share	328	183	464	428
2013 convertible senior notes dilutive shares (I)	3,837	3,837	3,837	3,837
Non-GAAP weighted average shares (diluted) (I)	28,640	28,370	28,642	28,290
GAAP net income (loss) per share (diluted)	$0.01	$0.02	$(0.01)	$(0.02)
Non-GAAP adjustments detailed above	0.17	0.13	0.28	0.28
Non-GAAP net income per share (diluted) (I)	$0.18	$0.15	$0.27	$0.26

(I) For the three months ended June 30, 2011 and 2010, the diluted earnings per share calculation excludes interest costs, net of tax benefit, totaling $456,000 related to dilutive equity shares underlying our 2013 convertible senior notes. For the six months ended June 30, 2011 and 2010, the diluted earnings per share calculation excludes interest costs, net of tax benefit, totaling $912,000 related to dilutive equity shares underlying our 2013 convertible senior notes.

RECONCILIATION OF GAAP to NON-GAAP LINE ITEMS AS A PERCENT OF REVENUE AND EFFECTIVE TAX RATE (Unaudited)

	For the Three Months Ended June 30, 2011
	Gross Margin	R&D	SG&A	Income from Ops	Income before Tax	Effective Tax Rate
GAAP	29.8%	12.0%	13.6%	0.8%	0.2%	(31.9)%
(a) Amortization of acquired intangible assets	1.4	—	—	1.7	1.7	9.7
(b) Stock-based compensation	0.2	(0.3)	(0.3)	0.9	0.9	5.2
(c) Restructuring and acquisition related charges, net	—	—	—	3.1	3.1	17.7
Non-GAAP	31.4%	11.7%	13.3%	6.5%	5.9%	0.7%

	For the Three Months Ended June 30, 2010
	Gross Margin	R&D	SG&A	Income from Ops	Income before Tax	Effective Tax Rate
GAAP	29.7%	12.8%	15.4%	1.4%	1.0%	24.0%
(a) Amortization of acquired intangible assets	2.3	—	—	2.6	2.6	(10.7)
(b) Stock-based compensation	0.3	(0.4)	(1.4)	2.1	2.1	(8.8)
(c) Restructuring and acquisition-related charges, net	—	—	—	(0.2)	(0.2)	1.0
Non-GAAP	32.3%	12.4%	14.0%	5.9%	5.5%	5.5%

	For the Six Months Ended June 30, 2011
	Gross Margin	R&D	SG&A	Income from Ops	Income (Loss) before Tax	Effective Tax Rate
GAAP	28.7%	12.1%	14.3%	0.4%	(0.3)%	21.9%
(a) Amortization of acquired intangible assets	1.5	—	—	1.8	1.8	(7.9)
(b) Stock-based compensation	0.2	(0.4)	(0.8)	1.4	1.4	(6.3)
(c) Restructuring and acquisition-related charges, net	—	—	—	1.6	1.6	(7.4)
Non-GAAP	30.4%	11.7%	13.5%	5.2%	4.5%	0.3%

	For the Six Months Ended June 30, 2010
	Gross Margin	R&D	SG&A	Income from Ops	Income (Loss) before Tax	Effective Tax Rate
GAAP	29.9%	13.6%	16.0%	0.1%	(0.3)%	7.3%
(a) Amortization of acquired intangible assets	2.4	—	—	2.6	2.6	(3.4)
(b) Stock-based compensation	0.3	(0.5)	(1.6)	2.4	2.4	(3.1)
(c) Restructuring and acquisition-related charges, net	—	—	—	—	—	—
Non-GAAP	32.6%	13.1%	14.4%	5.1%	4.7%	0.8%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE NET INCOME (LOSS) PER SHARE (In millions, except per share amounts, unaudited)

	Three Months Ended
	September 30, 2011
	Low End	High End
GAAP net loss (assumes tax rate of 10%)	$(6.8)	$(5.4)
(a) Amortization of acquired intangible assets	1.2	1.2
(b) Stock-based compensation	2.1	2.1
(c) Restructuring and acquisition-related charges, net	8.2	8.2
(d) Income tax effect of reconciling items	(1.0)	(0.9)
Total adjustments	10.5	10.6
Non-GAAP net income (assumes tax rate of 5%)	$3.7	$5.2

GAAP weighted average shares	26,500	26,500
Non-GAAP adjustments	5,890	5,890
Non-GAAP weighted average shares (diluted) (I)	32,390	32,390

GAAP net loss per share	$(0.26)	$(0.20)
Non-GAAP adjustments detailed above	0.39	0.38
Non-GAAP net income per share (diluted) (I)	$0.13	$0.18

(I) For the three months ended September 30, 2011, guidance for the diluted earnings per share calculation includes the effects of the 3.8 million shares underlying our 2013 convertible senior notes and excludes the related interest costs totaling $456,000.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE GROSS MARGIN (unaudited)

	Three Months Ended
	September 30, 2011
	Low End	High End
GAAP	30.6%	31.6%
(a) Amortization of acquired intangible assets	1.2	1.2
(b) Stock-based compensation	0.2	0.2
Non-GAAP	32.0%	33.0%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE RESEARCH AND DEVELOPMENT EXPENSE AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSE (In millions, unaudited)

	Estimates at the midpoint of the guidance range for the Three Months Ended
	September 30, 2011
	R&D	SG&A
GAAP	$13.1	$15.5
(b) Stock-based compensation	(0.4)	(1.2)
Non-GAAP	$12.7	$14.3

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, patents, trade name and customer relationships that were acquired with the acquisition of Convedia, MCPD and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring and acquisition-related charges, net: Restructuring and acquisition-related charges, net: Restructuring primarily relates to activities engaged in by the Company's management to simplify and focus its infrastructure. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

In addition to restructuring activities, we exclude certain other acquisition-related items including the following, when applicable: (i) integration related charges; and (ii) acquisition-related charges. Acquisitions result in non-recurring operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. Integration charges include, among other things, expenses associated with operational consolidation, training, rebranding and consulting. Acquisition-related charges include transaction fees and legal and professional service expenses incurred in connection with our acquisitions. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(d) Income taxes: Income tax provision/ (benefit) associated with non-GAAP adjustments, which is calculated as the net effect of all non-GAAP financial statement adjustments on the Company's overall income tax provision/ (benefit).

CONTACT:
RadiSys Corporation
Brian Bronson
President and Chief Financial Officer
503-615-1281
brian.bronson@radisys.com
or
Holly Stephens
Finance and Investor Relations Manager
503-615-1321
holly.stephens@radisys.com